Exhibit 1

                             Joint Filing Agreement

      Pursuant to Reg. Section 240.13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, the foregoing Schedule 13D is filed on behalf of Jeffrey J. Macke, Kathleen O. Macke and Kathleen O. Macke, as Trustee for the Kenneth A. Macke Revocable Trust dated as of December 16, 1986.

April 12, 2005

                              /s/ Jeffrey J. Macke
                              ----------------------------------------
                              Jeffrey J. Macke


April 12, 2005                Kenneth A. Macke Revocable Trust dated
                              as of December 16, 1986

                              By: /s/ Kathleen O.Macke
                                  ------------------------------------
                                  Kathleen O. Macke, Trustee

April 12, 2005

                              /s/ Kathleen O. Macke
                              ----------------------------------------
                              Kathleen O. Macke